Newmont Announces Positive 2008 Operating Results, with Continuing Improvements Expected in 2009

DENVER, January 27, 2009 – Newmont Mining Corporation (NYSE: NEM) (“Newmont” or “the Company”) today announced 2008 equity gold sales of approximately 5.2 million ounces at costs applicable to sales of $440 per ounce.  With the start-up of the Boddington project in Australia in mid-2009, the Company expects continued operating performance improvements in 2009, with an equity gold sales outlook of between 5.2 and 5.5 million ounces at costs applicable to sales of between $400 and $440 per ounce. The 2009 expectations assume ownership of 100% of the Boddington project, reflecting the expected completion of the acquisition of the remaining 33.33% interest from AngloGold Ashanti Ltd., announced earlier today.

Consolidated capital expenditures for 2008 were approximately $1.9 billion, consistent with the Company’s original expectations for the year.  With completion of the power plant in Nevada and the gold mill in Peru in 2008, and completion of the Boddington project expected in mid-2009, consolidated capital expenditures are expected to decline to between $1.4 and $1.6 billion ($1.3 to $1.5 billion on an equity basis).

2008 Highlights:

❑	Equity gold sales of 5.2 million equity ounces at costs applicable to sales of $440 per ounce;
❑	Equity copper sales of 130 million pounds at costs applicable to sales of $1.38 per pound;
❑	Successful start-up of the Nevada power plant and Yanacocha gold mill;
❑	Successful acquisition of Miramar Mining Corporation; and
❑	Continued progress at the Boddington project, with start-up expected in mid-2009.

Richard O’Brien, President and Chief Executive Officer, said, “We are pleased with the results of our initiatives to improve operating results, resulting in gold sales and costs applicable to sales performance consistent with our original expectations for the year.  We achieved our goal of delivering on our plans for this year.  For 2009, we expect equity gold sales to increase to between 5.2 and 5.5 million ounces at costs applicable to sales of between $400 and $440 per ounce, assuming the completion of the Boddington acquisition.”

As a result of recent financial market volatility, the value of certain investments declined during the fourth quarter of 2008, resulting in the recognition of a pre-tax charge of approximately $159 million for non-cash write-downs of marketable securities and property, plant and mine development.  As of December 31, 2008, the Company’s Canadian Oil Sands Trust investment was valued at $534 million.

Exploration and Reserve Results:

The Company reported year-end 2008 proven and probable gold reserves of 85.0 million equity ounces, compared with 86.5 million equity ounces at the end of 2007.  Year-end 2008 reserves would have been 91.6 million equity ounces, an increase of approximately 6% over year-end 2007, if the expected acquisition of the remaining 33.33% interest in the Boddington project had occurred at the end of 2008.

In 2008 the Company added 6.3 million equity ounces of gold reserves due to margin changes and additional drilling, offset by revisions of 1.1 million equity ounces.  The assumed gold price for the Company’s reserve calculations increased to $725 per ounce in 2008, from $575 per ounce in 2007.

(1)	For detailed information on the Company’s year-end reserves, please refer to the Supplemental Information in this release.

For 2008, the majority of the reserve additions from exploration of roughly 4.4 million equity ounces came from the Boddington project, and Nevada and Mexico.  Gold reserves were revised downward at Phoenix in Nevada by 0.8 million ounces due to geological, modeling and metallurgical issues identified through the reconciliation process.

The Company’s reserve sensitivities to a $50 change in gold price between $725 and $775 per ounce, assuming costs remain constant, is approximately 3.0 to 4.0 million equity ounces.  The Company’s ability to project reserve sensitivities at significantly higher gold prices is constrained by limited drill data.

2009 Operating Outlook:

The Company expects higher equity gold sales of between 5.2 and 5.5 million ounces at lower costs applicable to sales of between $400 and $440 per ounce in 2009.  Higher gold sales are expected due to the start-up of Boddington, the anticipated 100% ownership of the Boddington project following the expected completion of the acquisition, as well as increased gold sales at Yanacocha and Batu Hijau.  These increases are expected to be partially offset by lower sales in Nevada.  Lower costs applicable to sales are expected due to the start-up of Boddington, higher expected gold sales from the lower cost Yanacocha and Batu Hijau operations, as well as lower oil price and Australian dollar exchange rate assumptions, partially offset by lower by-product copper price assumptions.  The following table sets out the Company’s regional equity sales and costs applicable to sales outlook for 2009.

	2008 Outlook		2008 Actual		2009 Outlook
REGION	Equity Sales (Kozs, Mlbs)	CAS ($/oz, $/lb)	Equity Sales (Kozs, Mlbs)	CAS ($/oz, $/lb)	Equity Sales (Kozs, Mlbs)	CAS(1) ($/oz, $/lb)
Nevada	2,270 – 2,400	$410 – $440	2,225	$460	1,800 – 2,000	$535 – $575
Yanacocha	885 – 925	$350 – $370	946	$346	975 – 1,025	$290 – $310
Australia/NZ	1,100 – 1,150	$585 – $625	1,187	$552	1,500 – 1,600	$440 – $480
Batu Hijau – Gold	100 – 130	$360 – $400	135	$414	225 – 250	$240 – $260
Ahafo	495 – 530	$400 – $450	521	$408	500 – 525	$450 – $475
Other Operations	160 – 180	$480 – $520	170	$566	150 – 170	$465 – $480
Total Gold	5,100 – 5,400	$425 – $450	5,184	$440	5,200 – 5,500	$400 – $440
Batu Hijau – Copper	125 – 150	$1.50 - $1.75	130	$1.38	210 – 230	$0.65 - $0.75
(1)	The Company’s 2009 costs applicable to sales outlook assumes an average spot oil price of $70 per barrel and an Australian dollar exchange rate of 0.75.

2009 Capital Expenditures Outlook:

The Company anticipates lower consolidated capital expenditures of between $1.4 and $1.6 billion in 2009 (between $1.3 and $1.5 billion on an equity basis), with approximately 60% invested in Australia/New Zealand, 15% in Nevada and the remaining 25% at other locations.  We anticipate that approximately 45% of the 2009 capital will be allocated to sustaining investments, with the remaining 55% allocated to project development initiatives, including the completion of the Boddington project in Australia.  The above ranges assume an economic interest of 100% in the Boddington project in Australia effective January 1, 2009.  The following table sets out the Company’s regional capital expenditures outlook for 2009.

Region ($ M)	2008 Outlook	2008 Actual	2009 Outlook
Nevada	$300 – $350	$337	$230 – $260
Yanacocha	$200 – $250	$239	$180 – $200
Australia/NZ	$850 – $1,000	$962	$875 – $925
Batu Hijau	$80 – $120	$84	$45 – $55
Ahafo	$140 – $150	$117	$80 – $90
Corporate/Other Operations	$90 – $140	$136	$65 – $85
Consolidated Capital Expenditures	$1,700 – $2,000	$1,875	$1,400 – $1,600

The Company expects to release complete financial results for the fourth quarter and year ended December 31, 2008 on Thursday, February 19, 2009.

The 2008 fourth quarter and year-end results, related financial and statistical information will be available prior to the conference call in the Investor Relations section of the Company’s web site, www.newmont.com. Additionally, the conference call will be archived for a limited time on the Company’s website.

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Investor Contacts
John Seaberg	303.837.5743	john.seaberg@newmont.com

Media Contacts
Omar Jabara	303.837.5114	omar.jabara@newmont.com

Cautionary Statement:

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections and other applicable laws.  Such forward-looking statements include, without limitation, (i) estimates of gold and copper production and sales; (ii) estimates of costs applicable to sales; (iii) estimates of capital expenditures, project costs, and expenses; (iv) estimates regarding timing of future development, construction, production or closure activities; (v) statements regarding future exploration results, exploration expenditures, and reserves (vi) statements regarding potential cost savings, productivity, operating performance, cost structure and competitive position; (vii) expectations regarding the completion and timing of the Boddington acquisition; and (viii) expectations regarding the start-up time, design, mine life, production, costs applicable to sales and exploration potential of the Boddington mine. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements.  Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes.  For a more detailed discussion of such risks and other factors, see the Company’s 2007 Annual Report on Form 10-K, filed February 21, 2008, and the Company’s Quarterly Report on Form 10-Q, filed October 28, 2008, each of which is on file with the United States Securities and Exchange Commission (the “SEC”), as well as the Company’s other SEC filings.  The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Ian Douglas, Newmont’s Group Executive of Reserves and Geostatistics, is the qualified person responsible for the preparation of the scientific and technical information concerning its mineral properties in this press release. The reserves disclosed in this press release have been prepared in compliance with Industry Guide 7 published by the SEC.  Mineralized material has not been prepared in accordance with Industry Guide 7.  Newmont has determined that such reserves and mineralized material would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”).  For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineralized material on Newmont’s material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see Newmont’s most recent Annual Report on Form 10-K and Newmont’s Management Discussion and Analysis of Financial Condition and Results of Operation, as filed from time to time, on EDGAR in the United States and on SEDAR in Canada.

Supplemental Information

Proven and Probable Gold Equity Reserves:

Equity Proven, Probable, and Combined Gold Reserves(1)

	December 31, 2008											December 31, 2007
		Proven Reserves			Probable Reserves			Proven and Probable Reserves				Proven + Probable Reserves
	Newmont	Tonnage	Grade	Gold	Tonnage	Grade	Gold	Tonnage	Grade	Gold	Metallurgical	Tonnage	Grade	Gold
Deposits/Districts by Reporting Unit	Share	(000 tons)	(oz/ton)	(000 ozs)	(000 tons)	(oz/ton)	(000 ozs)	(000 tons)	(oz/ton)	(000 ozs)	Recovery	(000 tons)	(oz/ton)	(000 ozs)
Nevada
Carlin Open Pit(2)	100%	12,000	0.072	860	190,400	0.043	8,190	202,400	0.045	9,050	74%	213,500	0.045	9,520
Carlin Underground	100%	1,700	0.256	430	10,000	0.322	3,220	11,700	0.313	3,650	89%	7,200	0.388	2,820
Midas(3)	100%	600	0.498	280	300	0.332	110	900	0.436	390	95%	1,000	0.493	530
Phoenix	100%	0		0	299,800	0.021	6,310	299,800	0.021	6,310	72%	278,100	0.027	7,600
Twin Creeks	100%	9,200	0.098	900	42,500	0.072	3,060	51,700	0.077	3,960	80%	52,100	0.078	4,080
Turquoise Ridge(4)	25%	1,900	0.507	970	700	0.483	360	2,600	0.500	1,330	92%	2,800	0.458	1,280
Nevada In-Process(5)	100%	36,000	0.026	940	0		0	36,000	0.026	940	66%	40,200	0.026	1,060
Nevada Stockpiles(6)	100%	32,000	0.075	2,400	2,200	0.030	60	34,200	0.072	2,460	78%	32,400	0.077	2,480
TOTAL NEVADA		93,400	0.073	6,780	545,900	0.039	21,310	639,300	0.044	28,090	78%	627,300	0.047	29,370
Yanacocha, Peru
Conga(7)	51.35%	0		0	317,200	0.019	6,080	317,200	0.019	6,080	79%	317,200	0.019	6,080
Yanacocha In-Process(5)	51.35%	20,800	0.026	530	0		0	20,800	0.026	530	74%	20,700	0.027	560
Yanacocha Open Pits(8)	51.35%	19,200	0.023	430	188,300	0.030	5,720	207,500	0.030	6,150	69%	255,600	0.029	7,540
TOTAL YANACOCHA		40,000	0.024	960	505,500	0.023	11,800	545,500	0.023	12,760	74%	593,500	0.024	14,180
Australia/New Zealand
Boddington, Western Australia(9)	66.67%	125,500	0.026	3,310	457,700	0.022	10,060	583,200	0.023	13,370	81%	476,900	0.023	11,090
Jundee, Western Australia	100%	3,500	0.096	340	2,800	0.337	930	6,300	0.202	1,270	91%	6,700	0.222	1,490
Kalgoorlie Open Pits and Underground	50%	23,100	0.061	1,410	40,600	0.063	2,560	63,700	0.062	3,970	85%	66,100	0.063	4,170
Kalgoorlie Stockpiles(6)	50%	14,400	0.031	450	0		0	14,400	0.031	450	76%	13,500	0.031	420
Total Kalgoorlie, Western Australia	50%	37,500	0.049	1,860	40,600	0.063	2,560	78,100	0.056	4,420	84%	79,600	0.058	4,590
Waihi, New Zealand	100%	300	0.267	80	2,600	0.107	280	2,900	0.124	360	89%	3,800	0.131	500
Tanami Underground and Open Pits	100%	4,000	0.167	660	5,600	0.136	760	9,600	0.149	1,420	96%	11,400	0.141	1,600
Tanami Stockpiles(6)	100%	0	0.153	0	1,900	0.029	60	1,900	0.030	60	94%	1,900	0.045	90
Total Tanami, Northern Territories	100%	4,000	0.167	660	7,500	0.108	820	11,500	0.129	1,480	96%	13,300	0.127	1,690
TOTAL AUSTRALIA/NEW ZEALAND		170,800	0.037	6,250	511,200	0.029	14,650	682,000	0.031	20,900	83%	580,300	0.033	19,360
Batu Hijau(10)	45%	166,000	0.013	2,110	182,800	0.009	1,570	348,800	0.011	3,680	76%	378,900	0.010	3,830
Batu Hijau Stockpiles(6)(10)	45%	0		0	131,400	0.003	410	131,400	0.003	410	72%	114,300	0.004	410
TOTAL BATU HIJAU		166,000	0.013	2,110	314,200	0.006	1,980	480,200	0.009	4,090	76%	493,200	0.009	4,240
Ghana, West Africa
Ahafo(11)	100%	5,900	0.039	230	119,200	0.077	9,150	125,100	0.075	9,380	87%	124,000	0.078	9,720
Akyem(12)	100%	0		0	147,200	0.052	7,660	147,200	0.052	7,660	89%	147,200	0.052	7,660
TOTAL GHANA		5,900	0.039	230	266,400	0.063	16,810	272,300	0.063	17,040	88%	271,200	0.064	17,380
Other Operations
Kori Kollo, Bolivia	88%	9,100	0.018	160	2,400	0.014	30	11,500	0.017	190	52%	25,200	0.017	420
La Herradura, Mexico	44%	36,900	0.025	910	39,200	0.025	980	76,100	0.025	1,890	66%	67,700	0.023	1,580
TOTAL OTHER OPERATIONS		46,000	0.023	1,070	41,600	0.024	1,010	87,600	0.024	2,080	65%	92,900	0.022	2,000
TOTAL NEWMONT WORLDWIDE		522,100	0.033	17,400	2,184,800	0.031	67,560	2,706,900	0.031	84,960	80%	2,658,400	0.033	86,530

(1)
Reserves are calculated at a gold price of US$725, A$850, or NZ$1,000 per ounce unless otherwise noted. 2007 reserves were calculated at a gold price of US$575, A$750, or NZ$850 per ounce unless otherwise noted.  Tonnage amounts have been rounded to the nearest 100,000 unless they are less than 50,000, and gold ounces have been rounded to the nearest 10,000.  Varying cut-off grades have been used for the calculation of reserves depending on the mine or project, ore type and costs.

(2)	Includes undeveloped reserves at Castle Reef, North Lantern and Emigrant deposits for combined total undeveloped reserves of 1.4 million ounces.
(3)	Also contains reserves of 5.9 million ounces of silver with a metallurgical recovery of 88%.
(4)	Reserve estimates provided by Barrick, the operator of the Turquoise Ridge Joint Venture. Barrick estimated reserves using a gold price of US$725.
(5)
In-process material is the material on leach pads at the end of each year from which gold remains to be recovered.  In-process material reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.

(6)
Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills.  Stockpiles increase or decrease depending on current mine plans.  Stockpile reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.

(7)	Deposit is currently undeveloped.
(8)	Reserves include the currently undeveloped deposit at Corimayo, which contains undeveloped reserves of 1.2 million equity ounces.
(9)	Deposit is currently being developed. Production is expected to begin in 2009.
(10)	45% reflects Newmont's ownership in PTNNT at year-end 2008.
(11)	Includes undeveloped reserves at Amoma, Yamfo South, Yamfo Central, Techire West, Subenso South, Subenso North, Yamfo Northeast, and Susuan totaling 3.7 million ounces.
(12)	Deposit is undeveloped.

Gold Non-Reserve Mineralization:

Equity Gold Mineralized Material Not in Reserves(1)(2)
December 31, 2008
		Measured Material		Indicated Material		Measured + Indicated Material		Inferred Material
	Newmont	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade
Deposits/Districts	Share	(000 tons)	(oz/ton)	(000 tons)	(oz/ton)	(000 tons)	(oz/ton)	(000 tons)	(oz/ton)
Nevada
Carlin Trend Open Pit	100%	7,400	0.055	81,000	0.038	88,400	0.040	21,100	0.023
Carlin Trend Underground	100%	300	0.329	40	0.352	340	0.33	3,100	0.327
Lone Tree Complex	100%	0		4,200	0.022	4,200	0.022	0
Midas	100%	100	0.176	100	0.194	200	0.186	100	0.321
Phoenix	100%	0	0.000	61,600	0.015	61,600	0.015	34,000	0.019
Twin Creeks	100%	3,200	0.099	27,900	0.045	31,100	0.051	10,800	0.018
Turquoise Ridge (3)	25%	600	0.436	300	0.434	900	0.435	1,100	0.505
Nevada Stockpiles (4)	100%	3,700	0.060			3,700	0.060	2,400	0.043
Total Nevada		15,300	0.085	175,140	0.032	190,440	0.036	72,600	0.042
Yanacocha, Peru
Conga	51.35%	0		58,000	0.013	58,000	0.013	79,000	0.011
La Zanja(5)	46.9%	0		18,000	0.021	18,000	0.021	0
Yanacocha	51.35%	3,900	0.016	146,800	0.020	150,700	0.020	34,600	0.018
Total Yanacocha		3,900	0.016	222,800	0.018	226,700	0.018	113,600	0.013
Australia/New Zealand
Boddington, Western Australia	66.67%	17,900	0.010	230,000	0.015	247,900	0.015	131,800	0.017
Jundee, Western Australia	100%	0		100	0.137	100	0.137	4,400	0.066
Kalgoorlie, Western Australia	50%	3,000	0.060	5,000	0.056	8,000	0.057	1,600	0.136
Waihi, New Zealand	100%	0		3,100	0.134	3,100	0.134	300	0.146
Tanami, Northern Territory	100%	1,400	0.110	2,800	0.136	4,200	0.127	7,600	0.180
TOTAL AUSTRALIA/NEW ZEALAND		22,300	0.023	241,000	0.019	263,300	0.019	145,700	0.028
Batu Hijau, Indonesia
Batu Hijau (6)	45.000%	5,100	0.001	29,100	0.001	34,200	0.001	4,400	0.001
TOTAL BATU HIJAU		5,100	0.001	29,100	0.001	34,200	0.001	4,400	0.001
Ghana, West Africa
Ahafo	100%	1,100	0.028	71,600	0.061	72,700	0.060	19,100	0.120
Akyem	100%	0		11,600	0.048	11,600	0.048	4,600	0.047
TOTAL AFRICA		1,100	0.028	83,200	0.059	84,300	0.059	23,700	0.106
Other Operations and Projects
Kori Kollo, Bolivia	88%	1,000	0.020	900	0.017	1,900	0.020	900	0.013
La Herradura, Mexico	44%	5,100	0.020	7,200	0.019	12,300	0.019	35,500	0.020
TOTAL OTHER OPERATIONS AND PROJECTS		6,100	0.020	8,100	0.019	14,200	0.019	36,400	0.020
TOTAL NEWMONT WORLDWIDE		53,800	0.038	759,340	0.025	813,140	0.026	396,400	0.030

(1)	Mineralized material is reported exclusive of reserves.
(2)
Mineralized material is calculated at a gold price of US$850, A$1,000, or NZ$1,175 per ounce unless otherwise noted.  2007 mineralized material was calculated at a gold price of US$625, A$800, or NZ$950 per ounce. Tonnage amounts have been rounded to the nearest 100,000.  Varying cut-off grades have been used for the calculation of mineralized material depending on the mine or project, ore type and costs.

(3)
Mineralized material estimates were provided by Barrick, the operator of the Turquoise Ridge Joint Venture.  Barrick calculated mineralized material not in reserves assuming a gold price of US$850 per ounce.

(4)	Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans.
(5)	Mineralized material estimates were provided by Buenaventura, the operator of the La Zanja Project. Buenaventura calculated mineralized material at a gold price of US$525 per ounce.
(6)	45% reflects Newmont's ownership in PTNNT at year-end 2008.

Copper Proven and Probable Equity Reserves:
Equity Copper Reserves(1)
	December 31, 2008											December 31, 2007
		Proven Reserves			Probable Reserves			Proven + Probable Reserves				Proven + Probable Reserve
	Newmont	Tonnage	Grade	Copper (million	Tonnage	Grade	Copper (million	Tonnage	Grade	Copper (million	Metallurgical	Tonnage	Grade	Copper (million
Deposits/Districts	Share	(000 tons)	(Cu%)	pounds)	(000 tons)	(Cu%)	pounds)	(000 tons)	(Cu%)	pounds)	Recovery	(000 tons)	(Cu%)	pounds)

Batu Hijau(2)	45%	166,000	0.48%	1,600	182,800	0.40%	1,460	348,800	0.44%	3,060	77%	378,900	0.43%	3,300
Batu Hijau, Stockpiles(2)(3)	45%	0		0	131,400	0.34%	890	131,400	0.34%	890	67%	114,300	0.36%	820
Batu Hijau, Indonesia	45%	166,000	0.48%	1,600	314,200	0.37%	2,350	480,200	0.41%	3,950	75%	493,200	0.42%	4,120
Boddington, Western Australia(4)	66.67%	125,500	0.11%	280	457,700	0.11%	1,000	583,200	0.11%	1,280	83%	476,500	0.11%	1,030
Conga, Peru(5)	51.35%	0		0	317,200	0.26%	1,660	317,200	0.26%	1,660	85%	317,200	0.26%	1,660
Phoenix, Nevada	100%	0		0	302,000	0.15%	890	302,000	0.15%	890	61%	279,600	0.13%	740
TOTAL NEWMONT WORLDWIDE		291,500	0.32%	1,880	1,391,100	0.21%	5,900	1,682,600	0.23%	7,780	77%	1,566,500	0.24%	7,550

(1)
Reserves are calculated at US$2.00 or A$2.40 per pound copper price unless otherwise noted.  2007 reserves were calculated at US$1.75 or A$2.00 per pound copper price unless otherwise noted.  Tonnage amounts have been rounded to the nearest 100,000 and pounds have been rounded to the nearest 10 million.  Varying cut-off grades have been used for the calculation of reserves depending on the mine or project, ore type and costs.

(2)	45% reflects Newmont's ownership in PTNNT at year-end 2008.
(3)
Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material.  Stockpiles increase or decrease depending on current mine plans.  Stockpiles are reported separately where tonnage or contained metal are greater than 5% of the total site reported reserves.

(4)	Deposit currently being developed.
(5)	Deposit is undeveloped.

Copper Non-Reserve Mineralization:

Equity Copper Mineralized Material Not in Reserves(1)(2)
December 31, 2008

		Measured Material		Indicated Material		Measured + Indicated Material		Inferred Material
	Newmont	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade	Tonnage	Grade
Deposits/Districts	Share	(000 tons)	(Cu%)	(000 tons)	(Cu%)	(000 tons)	(Cu%)	(000 tons)	(Cu%)

Batu Hijau, Indonesia (3)	45%	5,100	0.18%	29,100	0.18%	34,200	0.18%	4,400	0.22%
Boddington, Western Australia	66.67%	17,900	0.07%	230,000	0.09%	247,900	0.09%	131,800	0.10%
Conga, Peru	51.35%	0	0.00%	58,000	0.18%	58,000	0.18%	79,000	0.17%
Phoenix, Nevada	100%	0	0.00%	91,700	0.20%	91,700	0.20%	95,953	0.23%
TOTAL NEWMONT WORLDWIDE		23,000	0.09%	408,800	0.13%	431,800	0.13%	311,153	0.16%

(1)	Mineralized material is reported exclusive of reserves.
(2)
Mineralized material is calculated at a copper price of US$2.50 or A$3.00 per pound unless otherwise noted.  2007 mineralized material was calculated at a copper price of US$2.00 or A$2.50 per pound.  Tonnage amounts have been rounded to the nearest 100,000.  Varying cut-off grades have been used for the calculation of mineralized material depending on the mine or project, ore type and costs.

(3)	45% reflects Newmont's ownership in PTNNT at year-end 2008.